SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2014, Imperial Holdings, Inc. (the “Company”) entered into a Purchase/Placement Agreement (the “Purchase Agreement”) with FBR Capital Markets & Co. ( “FBR”) in connection with its previously announced private offering of $70.0 million aggregate principal amount of its 8.50% senior unsecured convertible notes due 2019 (the “Notes”). In addition, the Company granted FBR an option to purchase up to an additional $14.0 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify FBR against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”). Furthermore, the Company and its directors and executive officers have agreed with FBR not to offer or sell any shares of common stock or securities exchangeable for or convertible into common stock, subject to certain exceptions set forth in the Purchase Agreement, for a period of 90 days after the date of the offering memorandum prepared in connection with the offering of the Notes.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

FBR and its affiliates have provided and may, from time to time, in the future provide certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes.

Item 7.01.	Regulation FD Disclosure.

On February 12, 2014, the Company issued a press release announcing the pricing of its private offering of Notes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the private offering of the Notes, the Company disclosed certain information to prospective investors in a confidential offering memorandum (the “Offering Memorandum”). In order to comply with Regulation FD, the Company is furnishing as Exhibit 99.2 certain excerpts from the Offering Memorandum.

The information under Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act, except to the extent specifically provided in any such filing.

Item 9.01(d).     Financial Statements and Exhibits.

99.1	Press Release dated February 12, 2014.

99.2	Information excerpted from the Offering Memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2014

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel & Secretary